Exhibit 10.28

SECOND AMENDMENT TO THE

SILGAN CONTAINERS

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(Prior to this Second Amendment, the

Silgan Containers Corporation Supplemental Executive Retirement Plan)

THIS SECOND AMENDMENT is made as of July 14, 2009, by SILGAN CONTAINERS LLC (f/k/a Silgan Containers Corporation), a limited liability corporation duly organized and existing under the laws of the State of Delaware (the “Primary Sponsor”).

INTRODUCTION

The Primary Sponsor maintains the Silgan Containers Supplemental Executive Retirement Plan (prior to this Second Amendment, the “Silgan Containers Corporation Supplemental Executive Retirement Plan”) (the “Plan”), which was last amended and restated by an indenture dated January 21, 2008 and has been amended once since such date. The Primary Sponsor now desires to amend the Plan, effective June 30, 2009, to provide an additional supplemental matching contribution under the Plan for employees who are not on the payroll of Silgan Holdings Inc. The Primary Sponsor also desires to amend the Plan, effective July 14, 2009, to provide an allocation of a DISP make-up contribution for compensation paid for the period from January 1, 2009 through July 14, 2009 for employees who are participants in the Plan and are otherwise eligible to receive a DISP contribution under the Silgan Containers Retirement Savings Plan during such period and to eliminate the DISP make-up contributions for plan years (or portions thereof) beginning on or after July 15, 2009.

THEREFORE, the Primary Sponsor hereby amends the Plan, effective as of June 30, 2009, except as otherwise provided herein, as follows:

1. By substituting the Plan name “Silgan Containers Supplemental Executive Retirement Plan” for the Plan name “Silgan Containers Corporation Supplemental Executive Retirement Plan” wherever the latter appears in the Plan.

2. By substituting “Silgan Containers LLC (f/k/a Silgan Containers Corporation)” for “Silgan Containers Corporation” wherever the latter appears in the Plan.

3. By deleting the existing Section 3.2 and substituting therefor the following:

“3.2 Matching Contributions.

(a) The Plan Sponsor proposes to credit to the Matching Account for each Plan Year for each Participant in an amount equal to fifty percent (50%) of the contribution made for the Plan Year on behalf of a Participant pursuant to Section 3.1.

(b) In addition to the credit described in Subsection (a) hereof, with respect to contributions under Section 3.1 made on or after July 1, 2009, the Plan Sponsor proposes to credit to the Matching Account for each Participant who is not on the payroll of Silgan Holdings Inc. for a payroll period in an amount equal to fifty percent (50%) of the portion of a Participant’s Eligible Compensation that is contributed for such payroll period on behalf of such Participant pursuant to Section 3.1. For any Participant who, as of the last day of a Plan Year, is both an Eligible Employee and not on the payroll of Silgan Holdings Inc., the amount credited under this Subsection (b) shall not be less than:

(i) for the Plan Year ending December 31, 2009, fifty percent (50%) of the portion of the Participant’s Eligible Compensation consisting solely of base salary that is contributed pursuant to Section 3.1 for the period beginning July 1, 2009 and ending December 31, 2009; and

(ii) for Plan Years beginning on or after January 1, 2010, fifty percent (50%) of the portion of the Participant’s Eligible Compensation consisting solely of base salary that is contributed pursuant to Section 3.1 for such Plan Year.

(c) The amount credited by the Plan Sponsor on behalf of each Participant under this Section 3.2 shall be allocated to the Matching Account of the Participant on behalf of whom such amount was credited.”

4. Effective July 14, 2009, by deleting the existing Section 3.3 and substituting therefor:

“3.3 DISP Make-up Contributions. The Plan Sponsor may make DISP Make-up Contributions to the DISP Make-up Account for the period beginning January 1, 2009 and ending July 14, 2009 (the ‘DISP Period’) for each Participant who is an Eligible Employee during the DISP Period and who is entitled to a ‘DISP Contribution’ (as defined in the Savings Plan) under the Savings Plan for the DISP Period. The amount of the DISP Make-up Contribution shall be a percentage of DISP Compensation paid during the DISP Period equal to the percentage of ‘Annual Compensation’ (as defined in the Savings Plan) paid during the DISP Period that is used to calculate the ‘DISP Contribution’ (as defined in the Savings Plan) under the Section 3.3 of the Savings Plan (or any successor thereto), less the amount of the ‘DISP Contribution’ (as defined in the Savings Plan) actually made to such Participant’s account under the Savings Plan. DISP Make-up Contributions for each Participant entitled thereto shall be allocated, as of July 14, 2009, to the DISP Make-up Account of each such Participant. For Plan Years (or portions thereof) beginning on or after July 15, 2009, no DISP Make-up Contributions will be made to the Plan with respect to such Plan Years (or portions thereof) for so long DISP Contributions are not made to the Savings Plan.”

Except as specifically amended hereby, the Plan shall remain in full force and effect prior to this Second Amendment.

IN WITNESS WHEREOF, the Primary Sponsor has caused this Second Amendment to be executed on the day and year first above written.

SILGAN CONTAINERS LLC

By:	/s/ Anthony E. Cost
Print Name: Anthony E. Cost
Title: Vice President – Human Resources

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